                                                                 Exhibit 10.9

The Chase Manhattan Bank, N.A.
One Chase Plaza
New York, New York 10081



[Logo]



March 29, 1995


Mr. Laurence M. Rudnick
Treasurer
Safety-Kleen Corp.
1000 North Randall Road
Elgin, Illinois 60123-7857

Dear Larry:

In reference to our previous discussions regarding a senior bank financing facility for Safety-Kleen Corp. ("Safety-Kleen"), the Chase Manhattan Bank, N.A. ("Chase") is pleased to offer to amend the March 25, 1994 $160,000,000 unsecured Revolving Credit Facility (the "Facility"). Chase is also pleased to recommit up to $40,000,000 to the amended Facility, subject to the negotiation, execution, and exchange of mutually satisfactory documentation.

Terms of the amendment will revise pricing and tenor of the Facility as follows:

    1)   Extend the tenor and final maturity to 5 years; and

    2) Revise pricing to reflect the fees and margins in the attached Pricing Grid.

You acknowledge by execution of this letter (the "Commitment Letter") that you hereby engage Chase to amend the Facility and, in consideration of Chase's commitment to the amended Facility, you hereby agree to pay Chase the following fees and expenses.


Advisory Fee:          A one-time nonrefundable advisory fee in an amount equal
-------------          to $100,000 shall be payable to Chase, as Agent, on the
                       Closing Date.

In addition, you agree to reimburse Chase for all reasonable legal fees and expenses incurred from outside counsel and for reasonable out-of-pocket costs and expenses (including, without limitation, reproduction, document delivery and communication) incurred by Chase in the negotiation, syndication, and execution of the amended Facility. This agreement shall in no way effect compensation previously paid to Chase for the Facility. Except to the extent specifically provided for herein, all other terms and conditions of the Facility will remain unchanged.

We at Chase are proud of our relationship with Safety-Kleen. We appreciate the opportunity to provide you with this proposal and look forward to working with you to complete this transaction. Please sign and return this letter and the enclosed counterparts acknowledging your understanding of these terms by 5:00 p.m. on Friday, March 31, 1995.

Very truly yours,



THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION)


By /s/ THOMAS DANIELS
  -------------------------
       Thomas Daniels
Title: Vice President

Agreed and Accepted this
31st day of March 1995:

SAFETY-KLEEN CORP.

By /s/ LAURENCE M. RUDNICK
  -------------------------
       Laurence M. Rudnick
Title: Treasurer

                   Pricing Grid for Safety-Kleen Corporation
                   -----------------------------------------


              Safety-Kleen Corp. 5 Year Revolving Credit Facility
              ---------------------------------------------------


                                March 29, 1995
                                --------------

=============================================================================
                                                                     Below
                    A-/A3    BBB+/Baa1    BBB/Baa2    BBB-/Baa3    BBB-/Baa3
=============================================================================
Facility Fee        10.00      12.50       15.00        18.75        25.00
-----------------------------------------------------------------------------
LIBOR Margin        20.00      22.50       30.00        41.25        50.00
-----------------------------------------------------------------------------
All-In Funded       30.00      35.00       45.00        60.00        75.00
=============================================================================

The facility fee and applicable margins shall be determined by the Borrower's senior unsecured long term debt ratings by Moody's Investor Service, Inc. and Standard & Poor's Corporation. In the event of a split rating, the better rating will control. In the event of a split of two or more ratings, the rating one below the higher will be used. In the event any rating is less than or equal to BBB- or Baa3, then the lowest of the two or more ratings will be used.